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                                                                   Exhibit 99.3

                             OMNOVA SOLUTIONS INC.

                          EXCHANGE OF ALL OUTSTANDING
                     11 1/4% SENIOR SECURED NOTES DUE 2010
                                      FOR
                     11 1/4% SENIOR SECURED NOTES DUE 2010

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
    ON _______________, 2003 UNLESS EXTENDED (THE "EXPIRATION DATE"). NOTES
     TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO
            5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

   We are enclosing herewith a prospectus, dated ______, 2003, of OMNOVA Solutions Inc., and the accompanying letter of transmittal that together constitute the offer by OMNOVA Solutions (the "Exchange Offer"), to exchange its 11 1/4% Senior Secured Notes due 2010 (the "Exchange Notes"), which have been registered under the Securities Act of 1933 (the "Securities Act"), for a like principal amount of its issued and outstanding 11 1/4% Senior Secured Notes due 2010 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

   The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

   We are the holder of record of Outstanding Notes held by us for your own account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

   We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

   Pursuant to the letter of transmittal, each holder of Outstanding Notes will represent to OMNOVA Solutions that:

   (i) any Exchange Notes that the holder will acquire in exchange for Outstanding Notes will be acquired in the ordinary course of business of the holder,

  (ii) the holder has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to engage in, a distribution of any Exchange Notes issued to the holder,

 (iii) the holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of OMNOVA Solutions Inc.,

  (iv) the holder is not a broker-dealer tendering Outstanding Notes acquired directly from OMNOVA Solutions Inc. for the holder's own account, and

   (v) the holder is not prohibited by any law or policy of the SEC from participating in the exchange offer.

   If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities, it will represent that the Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it

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will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes, the broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

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                                INSTRUCTION TO
                        BOOK ENTRY TRANSFER PARTICIPANT

To Participant of the DTC:

   The undersigned hereby acknowledges receipt of the prospectus, dated __________, 2003 (the "Prospectus") of OMNOVA Solutions Inc., and the accompanying letter of transmittal (the "Letter of Transmittal"), that together constitute OMNOVA Solutions' offer (the "Exchange Offer") to exchange its 11 1/4% Senior Secured Notes due 2010 (the "Exchange Notes"), for all of its outstanding 11 1/4% Senior Secured Notes due 2010 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

   This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

   The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

   $ ______ of the 11 1/4% Senior Secured Notes due 2010.

   With respect to the Exchange Offer, we hereby instruct you (check appropriate box):

   [_] TO TENDER the following amount of Outstanding Notes you hold for our account (Insert Principal Amount Of Outstanding Notes To Be Tendered, If
       Any): $ ______.

   [_] NOT TO TENDER any Outstanding Notes you hold for our account.

   If we instruct you to tender the Outstanding Notes held by you for our account, it is understood that you are authorized to make, on behalf of us (and, by signing below, we hereby make to you), the representations contained in the Letter of Transmittal that are to be made with respect to us as a beneficial owner, including, but not limited to, the representations that:

   (i) any Exchange Notes that we will acquire in exchange for Outstanding Notes will be acquired in the ordinary course of our business,

  (ii) we have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to engage in, a distribution of any Exchange Notes issued to us,

 (iii) we are not an "affiliate" (as defined in Rule 405 under the Securities
       Act) of OMNOVA Solutions Inc.,

  (iv) we are not a broker-dealer tendering Outstanding Notes acquired directly from OMNOVA Solutions Inc. for our own account, and

   (v) we are not prohibited by any law or policy of the SEC from participating in the exchange offer.

   If we are a broker-dealer that will receive Exchange Notes for our own account in exchange for Outstanding Notes, we represent that the Outstanding Notes were acquired as a result of market-making activities or other trading activities, and we acknowledge that we will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that we will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, we are not deemed to admit that we are an "underwriter" within the meaning of the Securities Act.

Name of beneficial owner(s): ___________________________________________________

Signature(s): __________________________________________________________________

Name(s) (please print): ________________________________________________________

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Address: _______________________________________________________________________

Telephone Number: ______________________________________________________________

Taxpayer Identification or Social Security Number: _____________________________

Date: __________________________________________________________________________